                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as Permitted by
[X]  Definitive Proxy Statement               Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               Amazon.com, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

                              [LOGO OF AMAZON.COM]

April 16, 2001

Dear Stockholder:

  You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Amazon.com, Inc. to be held at 9:00 a.m., Pacific Daylight Time, on Wednesday, May 23, 2001, in the Metropolitan Ballroom of The Sheraton Seattle Hotel & Towers, 1400 6th Avenue, Seattle, Washington 98101.

  At the Annual Meeting, the stockholders will be asked to elect five Directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. The nominees for Director and other matters are described in the accompanying Notice of 2001 Annual Meeting of Stockholders and Proxy Statement. The Board of Directors recommends that stockholders vote in favor of the election of the nominated Directors.

  Your vote is important. Whether or not you plan to attend the Annual Meeting, please either mark, sign, date and return your proxy card in the enclosed envelope, or vote via the Internet or telephone by following the instructions on your proxy card. Your shares will be voted in accordance with the instructions you have given. You may attend the Annual Meeting and vote in person even if you have previously submitted your vote.

                                          Sincerely,

                                          /s/ Jeffrey P. Bezos

                                          Jeffrey P. Bezos
                                          Founder and Chief Executive Officer

                              [LOGO OF AMAZON.COM]

                               ----------------

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 23, 2001

                               ----------------

  The 2001 Annual Meeting of Stockholders of Amazon.com, Inc. will be held at 9:00 a.m., Pacific Daylight Time, on Wednesday, May 23, 2001, in the Metropolitan Ballroom of The Sheraton Seattle Hotel & Towers, 1400 6th Avenue, Seattle, Washington 98101, for the following purposes:

    1. To elect five Directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified; and

    2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The Board of Directors has fixed March 26, 2001, as the record date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

  All stockholders are invited to attend the Annual Meeting in person, but even if you expect to be present at the Annual Meeting, we ask that as promptly as possible you either mark, sign, date and return the enclosed proxy card in the postage-paid envelope provided, or vote via the Internet or telephone by following the instructions on your proxy card. Stockholders attending the Annual Meeting may vote in person even if they have previously voted.

                                          By Order of the Board of Directors

                                          /s/ L. Michelle Wilson

                                          L. Michelle Wilson
                                          Secretary

Seattle, Washington
April 16, 2001

                                AMAZON.COM, INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                     To Be Held on Wednesday, May 23, 2001

                               ----------------

General

  The enclosed proxy is solicited by the Board of Directors of Amazon.com, Inc., a Delaware corporation (the "Company" or "Amazon.com"), for use at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m., Pacific Daylight Time, on Wednesday, May 23, 2001, in the Metropolitan Ballroom of The Sheraton Seattle Hotel & Towers, 1400 6th Avenue, Seattle, Washington 98101, and at any adjournment or postponement thereof.

  The Company's principal offices are located at 1200 12th Avenue South, Suite 1200, Seattle, Washington 98144. This Proxy Statement and the accompanying proxy card are first being mailed to the stockholders of the Company on or about April 16, 2001.

Outstanding Securities and Voting Rights

  Only holders of record of the Company's common stock, par value $0.01 per share (the "Common Stock"), at the close of business on March 26, 2001, will be entitled to notice of, and to vote at, the Annual Meeting. On that date the Company had 358,838,858 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting.

  The nominees for election to the Board who receive the greatest number of votes cast for the election of Directors by the shares present, in person or by proxy, shall be elected Directors. Holders of Common Stock are not allowed to cumulate their votes in the election of Directors.

  A majority of the outstanding shares of Common Stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker nonvotes will be included in determining the presence of a quorum at the Annual Meeting. In the election of Directors, abstentions and broker nonvotes have no effect on the outcome. Broker nonvotes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker does not exercise discretion to vote those shares.

Proxy Voting

  Shares for which proxy cards are properly executed and returned or that are properly voted via the Internet or by phone will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions to the contrary, will be voted "FOR" the election of each of the nominees to the Board named herein. It is not expected that any matters other than the election of directors will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their discretion with respect to such matters.

  The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares of Common Stock are represented by certificates or book entries in your name so that you appear as a stockholder on the records of our stock transfer agent, Mellon Investor Services LLC, a proxy card for voting those shares will be included with this Proxy Statement. You may vote those shares by completing, signing and returning the proxy card in the enclosed envelope. Alternatively, by following the instructions on your proxy card, you may vote those shares either via the Internet at http://www.proxyvoting.com/amzn or by telephone by calling 1-800-840-1208.

  If you own shares through a bank or brokerage firm, you may instead receive from your bank or brokerage firm a voting instruction form with this Proxy Statement that you may use to instruct how your shares are to be voted. As with a proxy card, you may vote your shares by completing, signing and returning the voting instruction form in the envelope provided. Many banks and brokerage firms have arranged for Internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form. If your bank or brokerage firm uses ADP Investor Communication Services, you may vote your shares via the Internet at www.proxyvote.com or by calling the telephone number on your voting instruction form.

Attendance and Voting at the Annual Meeting

  If you own Common Stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card, via the Internet or by telephone. If you own Common Stock through a bank or brokerage account, you may attend the Annual Meeting but in order to vote your shares at the meeting you must obtain a "legal proxy" from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting. You may change or revoke your proxy at the Annual Meeting in the manner described below even if you have already voted.

Revocation

  Any stockholder holding Common Stock of record may revoke a previously granted proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy card bearing a later date or by attending the Annual Meeting and voting in person. Any stockholder holding Common Stock through a bank or brokerage firm may change or revoke previously given voting instructions by contacting the bank or brokerage firm or by obtaining a legal proxy from the bank or brokerage firm and voting in person at the Annual Meeting.

                             ELECTION OF DIRECTORS

  In accordance with the Company's Bylaws, the Board has fixed the number of Directors constituting the Board at five. The Nominating Committee of the Board has recommended and the Board has proposed that the following five nominees be elected at the Annual Meeting, each of whom will hold office until his or her successor shall have been elected and qualified: Jeffrey P. Bezos, Tom A. Alberg, Scott D. Cook, L. John Doerr and Patricia Q. Stonesifer. It is intended that each properly executed proxy will be voted "FOR" the election of these nominees, unless the stockholder indicates on the proxy that votes are to be withheld. Although the Board anticipates that the five nominees will be available to serve as Directors of the Company, if any of them should be unwilling or unable to serve, it is intended that the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board.

  The Board of Directors recommends a vote "FOR" each nominee.

Nominees for the Board of Directors

Biographical information regarding each of the nominees for the Board of Directors is set forth below:

  Jeffrey P. Bezos, age 37, has been Chairman of the Board of Amazon.com since founding it in 1994, and Chief Executive Officer since May 1996. Mr. Bezos served as President from founding until June 1999 and again from October 2000 to the present. He served as Treasurer and Secretary from May 1996 to March 1997. From December 1990 to June 1994, Mr. Bezos was employed by D.E. Shaw & Co., a Wall Street investment firm, becoming Senior Vice President in 1992. From April 1988 to December 1990, Mr. Bezos was employed by Bankers Trust Company, becoming Vice President in February 1990. Mr. Bezos is also a director of drugstore.com, inc.

  Tom A. Alberg, age 61, has been a Director of Amazon.com since June 1996. Mr. Alberg has been a managing director of Madrona Venture Group, L.L.C., a venture capital firm, since September 1999 and a principal in Madrona Investment Group, L.L.C., a private investment firm, since January 1996. From April 1991 to October 1995, he was President and a director of LIN Broadcasting Corporation, and from July 1990 to October 1995, he was Executive Vice President of McCaw Cellular Communication, Inc. Both of those companies were providers of cellular telephone services and are now part of AT&T Corp. Prior to 1990, Mr. Alberg was a partner of the law firm Perkins Coie LLP, where he also served as Chairman of the firm's Executive Committee. Mr. Alberg is also a director of Advanced Digital Information Corporation and Teledesic Corporation and several other private companies.

  Scott D. Cook, age 48, has been a Director of Amazon.com since January 1997. Mr. Cook co-founded Intuit, Inc., a leading personal finance, tax and accounting Internet and software company, in 1983, and served as President from April 1984 to April 1994 and as Chairman of the Board from April 1984 to September 1998. He has served as Chairman of the Executive Committee of Intuit since September 1998. Prior to co-founding Intuit, Mr. Cook was a consultant for Bain & Company, a strategy consulting firm, and a brand manager for The Procter & Gamble Company. Mr. Cook is also a director of eBay, Inc., Intuit, Inc., and The Procter & Gamble Company.

  L. John Doerr, age 49, has been a Director of Amazon.com since June 1996. Mr. Doerr has been a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since September 1980. Prior to joining Kleiner Perkins Caufield & Byers, Mr. Doerr was employed by Intel Corporation for five years. Mr. Doerr is also a director of drugstore.com, inc., Freemarkets, Inc., Handspring, Inc., Homestore.com, Inc., Intuit, Inc., Martha Stewart Living Omnimedia, Inc., Sun Microsystems, Inc., and WebMD Corporation, as well as several private companies.

  Patricia Q. Stonesifer, age 44, has been a Director of Amazon.com since February 1997. Since June 1997, Ms. Stonesifer has served as Co-Chair of the Bill and Melinda Gates Foundation. Prior to joining the Bill and Melinda Gates Foundation, Ms. Stonesifer ran her own management consulting firm. From 1988 to 1997, Ms. Stonesifer worked in many roles at Microsoft Corporation, most recently as Senior Vice President of the Interactive Media Division. Ms. Stonesifer is also a director of Viacom, Inc.

Compensation of Directors

  Directors of the Company do not receive cash compensation for their services as Directors or members of committees of the Board, but are reimbursed for their reasonable expenses incurred in attending meetings of the Board.

Board of Directors Meetings and Committees

  The Board meets regularly during the year to review matters affecting the Company and to act on matters requiring Board approval. It also holds special meetings whenever circumstances require and may act by unanimous written consent. During 2000, there were 11 meetings of the Board. All incumbent Directors attended at least 75% of the meetings of the Board and the committees of which they were members.

  The Board has established an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit, Compensation and Nominating Committees are responsible to the full Board. The functions performed by these committees are summarized below:

  Audit Committee. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibilities relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. As part of its role, the Audit Committee annually reviews and recommends to the Board the selection of independent auditors, reviews the scope and results of their audit procedures and reports the results to the Board. The Audit Committee operates in accordance with a written charter adopted by the Board. A copy of the Audit Committee charter is attached as Appendix A to this Proxy Statement. The members of the Audit Committee are Mr. Alberg, Ms. Stonesifer and Mr. Cook, each of whom is "independent" as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee met four times in 2000.

  Compensation Committee. The Compensation Committee reviews and approves the compensation of the Company's officers, reviews and administers the Company's stock option plans for employees and makes recommendations to the Board regarding such matters. The members of the Compensation Committee are Mr. Doerr and Ms. Stonesifer, with Mr. Cook serving from May 10, 2000 to October 3, 2000. The Compensation Committee met five times in 2000.

  Nominating Committee. The Nominating Committee reviews and assesses the composition of the Board, assists in identifying potential new candidates for Director, including nominees recommended to the Secretary of the Company in writing by stockholders, and recommends candidates for election as Directors. The members of the Nominating Committee are Mr. Doerr and Mr. Cook. The Nominating Committee was formed in 2001.

                         BENEFICIAL OWNERSHIP OF SHARES

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 1, 2001 (except as otherwise indicated) by (i) each person or entity known by the Company to beneficially own more than 5% of the Common Stock, (ii) each Director of the Company, (iii) each officer of the Company for whom compensation information is given in the Summary Compensation Table in this Proxy Statement, and (iv) all Directors and executive officers as a group. Except as otherwise indicated, and subject to applicable community property laws, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

                                                 Amount and Nature
                                                   of Beneficial    Percent of
Name and Address of Beneficial Owner                 Ownership        Class
------------------------------------             -----------------  ----------
Jeffrey P. Bezos................................    116,190,675(1)    32.39%
 1200 12th Avenue South, Suite 1200
 Seattle, WA 98144

Legg Mason, Inc. on behalf of its investment
 advisory subsidiaries..........................     52,599,180(2)    14.67%
 100 Light Street
 Baltimore, MD 21202

Lincoln Capital Management Company..............     25,806,000(3)     7.19%
 200 South Wacker Drive, Suite 2100
 Chicago, IL 60606

Janus Capital Corporation.......................     19,038,602(4)     5.30%
Thomas H. Bailey
 100 Fillmore Street
 Denver, CO 80206-4923

Tom A. Alberg...................................      1,239,684(5)      *

Scott D. Cook...................................        789,504(6)      *

L. John Doerr...................................      2,993,550(7)      *

Patricia Q. Stonesifer..........................        535,640(8)      *

Mark J. Britto..................................         67,536(9)      *

Warren C. Jenson................................            -0-         *

Diego Piacentini................................         16,800         *

Jeffrey A. Wilke................................            -0-         *

All Directors and Executive Officers as a group
 (11 persons)...................................    125,028,941(10)   34.47%

--------
  *   Less than 1%

 (1)  Includes 6,822 shares held in a joint account with his wife.

 (2)  Based on information provided by Legg Mason, Inc. in an amendment to
      Schedule 13G filed April 4, 2001, Legg Mason, through certain of its investment advisory subsidiaries, has shared voting power with respect to 13,740,088 of these shares and shared investment power with respect to all of these shares.

 (3)  Based on information provided by Lincoln Capital Management Company in a
      Schedule 13G filed January 16, 2001, Lincoln Capital Management has sole voting power with respect to 8,667,200 of these shares and the remaining shares are voted by their clients or their custodians. Further, in such
      Schedule 13G Lincoln Capital Management Corporation has disclaimed beneficial ownership of these shares insofar as it is merely an agent for its clients.

 (4) Based on information provided by Janus Capital Corporation in an amendment to Schedule 13G filed February 9, 2001, for holdings as of January 31, 2001, Janus Capital Corporation is a registered investment adviser which furnishes investment advice to investment companies and individual and institutional clients. As a result of its role as investment adviser, Janus Capital Corporation may be deemed to be the beneficial owner of shares of the Company's Common Stock held by its clients. Janus Capital Corporation does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the portfolios of clients for which Janus Capital Corporation serves as an adviser. Includes 18,374,080 shares held directly by Janus Capital Corporation clients and 664,522 shares issuable upon conversion of the Company's 4-3/4% Convertible Subordinated Notes due 2009 held by Janus Capital Corporation clients.

 (5) Includes 67,994 shares held as trustee of a charitable trust. Mr. Alberg disclaims beneficial ownership of shares of Common Stock held by the charitable trust.

 (6) Includes 720,000 shares issuable upon the exercise of stock options granted January 18, 1997, that are exercisable within 60 days of March 1, 2001, 144,000 of which are subject to repurchase as of March 1, 2001 at the original exercise price by the Company in the event of the termination of Mr. Cook's services, which right lapses over time in accordance with a vesting schedule.

 (7) Includes 458,202 shares as to which Mr. Doerr shares voting and investment power, consisting of 422,280 shares owned by Kleiner Perkins Caufield & Byers VIII, L.P., a California limited partnership ("KPCB VIII"), 24,468 shares owned by Kleiner Perkins Caufield & Byers VIII Founders Fund, L.P. a California limited partnership ("KPCB VIII FF"), and 11,454 shares owned by KPCB Information Sciences Zaibatsu Fund II, a California limited partnership ("KPCB Info"). Mr. Doerr is a general partner of KPCB Associates VIII, L.P., a California limited partnership which is the general partner of KPCB VIII and KPCB VIII FF. Mr. Doerr is also a general partner of KPCB VII Associates, L.P., a California limited partnership, which is the general partner of KPCB Info. Also includes 115,776 shares held as trustee of a trust for the benefit of persons unrelated to Mr. Doerr (the "Trust"). Mr. Doerr disclaims beneficial ownership of shares of Common Stock held by the Trust and by KPCB VIII, KPCB VIII FF and KPCB Info, except to the extent of any indirect pecuniary interest in his distributive shares therein.

 (8) Includes 450,000 shares issuable upon the exercise of stock options granted February 7, 1997, that are exercisable within 60 days of March 1, 2001, 144,000 of which are subject to repurchase as of March 1, 2001 at the original exercise price by the Company in the event of the termination of Ms. Stonesifer's services, which right lapses over time in accordance with a vesting schedule.

 (9) Includes 39,390 shares subject to repurchase by the Company at the original price paid for such shares in the event of the termination of Mr. Britto's services, which right lapses over time in accordance with a vesting schedule.

(10) Includes, in addition to the shares set forth in the table above, 408,000 shares held by an executive officer of the Company, and 2,787,552 shares issuable upon the exercise of stock options granted to certain executive officers of the Company that are exercisable within 60 days of March 1, 2001, of which 1,839,552 shares are subject to repurchase as of March 1, 2001 by the Company at the original purchase price paid for such shares in the event of termination of the services of the such officers, which right lapses over time in accordance with the applicable vesting schedule.

                             EXECUTIVE COMPENSATION

Compensation Summary

  The following table sets forth for the year ended December 31, 2000 the compensation received by (i) the Company's Chief Executive Officer, and (ii) the Company's other four most highly compensated executive officers based on salary and bonus for the year ended December 31, 2000 (the "named executive officers").

                           Summary Compensation Table

                                                                      Long-Term
                                                                     Compensation
                                    Annual Compensation                 Awards
                              ------------------------------------   ------------
                                                      Other Annual    Securities     All Other
   Name and Principal          Salary                 Compensation    Underlying    Compensation
        Position         Year  ($)(1)  Bonus ($)          ($)        Options (#)        ($)
   ------------------    ---- -------- ----------     ------------   ------------   ------------
Jeffrey P. Bezos........ 2000 $ 81,840        --            --              --             --
 Chief Executive Officer 1999   81,840        --            --              --        $    957(2)
                         1998   81,840        --            --              --             --

Mark J. Britto.......... 2000  116,166 $1,000,000(3)        --          720,000(6)         --
 Senior Vice President,  1999   50,453     70,500(4)    $ 5,174(5)      200,000(6)       8,672(7)
 Cross-Site              1998      --         --            --              --             --
 Merchandising

Warren C. Jenson........ 2000  177,450  1,916,667(8)        385(5)      283,334(6)         923(7)
 Senior Vice President   1999   55,679  2,150,000(9)      3,185(5)    2,000,000(6)     105,525(10)
 and Chief Financial     1998      --         --            --              --             --
 Officer

Diego Piacentini........ 2000  150,694  1,666,667(11)   199,037(12)     830,000(6)     468,971(13)
 Senior Vice President   1999      --         --            --              --             --
 and General Manager,    1998      --         --            --              --             --
 International

Jeffrey A. Wilke........ 2000  121,680  1,066,667(14)    25,822(5)      230,000(6)      86,610(7)
 Senior Vice President,  1999   38,180    803,000(9)      2,163(5)    1,000,000(6)       7,225(7)
 Operations              1998      --         --            --              --             --

--------
 (1) Amount shown for Mr. Piacentini for 2000 represents base salary paid after he commenced employment with the Company on February 21, 2000. Amounts shown for 1999 for Messrs. Britto, Jenson, and Wilke represent base salaries paid after they commenced employment with the Company on June 9, 1999, September 7, 1999, and September 7, 1999, respectively.

 (2) Represents royalties from a television commercial in which Mr. Bezos appeared in 1996 to promote the Company.

 (3) Of this amount, $500,000 represents a special bonus earned in 2000 and paid in January 2001, and $500,000 represents the portion of a promotion bonus paid in 2000. See "Employment Contracts, Termination of Employment and Change-of-Control Arrangements--Employment Arrangements."

 (4)  Represents a signing bonus.

 (5)  Represents tax reimbursement in connection with relocation expenses.

 (6) Subsequent to December 31, 2000, Messrs. Britto, Jenson, Piacentini and Wilke accepted the Company's offer to exchange their outstanding stock options for options to purchase a lesser number of shares at a lower exercise price, resulting in the cancellation of these options (and options granted in 1999 in the case of Messrs. Britto, Jenson and Wilke) and the grant, on February 14, 2001, of an option to purchase an aggregate of 239,998 shares to Mr. Britto, an option to purchase an aggregate of 346,667 shares to Mr. Jenson, an option to purchase an aggregate of 240,000 shares to Mr. Piacentini and an option to purchase an aggregate of 240,000 shares to Mr. Wilke. These new options have an exercise price of $13.375 per share and a term ending September 30, 2003, and they vest and become exercisable at the rate of 25% on August 14, 2001 and 4.167% on the 14th day of each month thereafter until fully vested on February 14, 2003.

 (7)  Represents payment by the Company of relocation expenses.

 (8) Of this amount, $1,250,000 represents a signing bonus which is subject to certain repayment obligations, and $666,667 represents the portion of a special bonus paid in 2000. See "Employment Contracts, Termination of Employment and Change-of-Control Arrangements--Employment Arrangements."

 (9) Represents a signing bonus. See "Employment Contracts, Termination of Employment and Change-of-Control Arrangements--Employment Arrangements."

(10) Represents consideration in the amount of $100,000 for entering into a confidentiality, noncompetition and invention assignment agreement with the Company and payment by the Company of relocation expenses in the amount of $5,525.

(11) Of this amount, $1,000,000 represents a signing bonus, and $666,667 represents the portion of a special bonus paid in 2000. See "Employment Contracts, Termination of Employment and Change-of-Control Arrangements-- Employment Arrangements."

(12) Represents tax reimbursement primarily in connection with certain bonus and relocation payments.

(13) Represents consideration in the amount of $400,000 for entering into a confidentiality, noncompetition and invention assignment agreement with the Company and payment by the Company of relocation expenses in the amount of $68,971.

(14) Of this amount, $400,000 represents a signing bonus which is subject to certain repayment obligations, and $666,667 represents the portion of a special bonus paid in 2000. See "Employment Contracts, Termination of Employment and Change-of-Control Arrangements--Employment Arrangements."

 Option Grants in 2000

  The following table sets forth information concerning the grant of stock options during 2000 to the named executive officers. Pursuant to an option exchange offer made by the Company on January 31, 2001, Messrs. Britto, Jenson, Piacentini and Wilke accepted the Company's offer to exchange their outstanding stock options, including the options described in the table below, resulting in the cancellation of these options and the grant, on February 14, 2001, of options to purchase a lesser number of shares at a lower exercise price. See footnote 3 to "Aggregated Option Exercises in 2000 and Fiscal Year-End Option Values" below.

                       Option Grants in Last Fiscal Year


                                       Individual Grants                  Potential Realizable
                         ------------------------------------------------   Value at Assumed
                         Number of      Percent of                        Annual Rates of Stock
                         Securities   Total Options  Exercise              Price Appreciation
                         Underlying     Granted to     Price               for Option Term(2)
                          Options       Employees    ($/Share) Expiration ---------------------
  Name                   Granted(#)   in Fiscal Year    (1)       Date      5%($)      10%($)
  ----                   ----------   -------------- --------- ---------- ---------- ----------
Jeffrey P. Bezos........      --            --           --          --          --         --
Mark J. Britto..........  150,000(3)                 $30.875     7/27/10   2,912,568  7,381,120
                           80,000(4)        3.5%      30.875     7/27/10   1,553,370  3,936,544
                          490,000(5)                  30.875    10/27/10   9,819,317 25,065,425
Warren C. Jenson........  150,000(3)                  30.875     7/27/10   2,912,568  7,381,120
                          133,334(4)       1.36%      30.875     7/27/10   2,588,962  6,560,939
Diego Piacentini........  600,000(6)                  66.4375    5/21/10  25,846,405 65,961,554
                          150,000(3)        4.0%      30.875     7/27/10   2,912,568  7,381,020
                           80,000(4)                  30.875     7/27/10   1,553,370  3,936,544
Jeffrey A. Wilke........  150,000(3)                  30.875     7/27/10   2,912,568  7,381,120
                           80,000(4)        1.1%      30.875     7/27/10   1,553,370  3,936,544

--------
(1) All options were granted at not less than fair market value on the date of grant, based on the average of the high and low per share sales prices for the Common Stock as reported on the Nasdaq National Market on the date of grant.

(2) The dollar amounts under these columns are the result of calculations based on the market price on the date of grant at the 5% and 10% rates required by applicable regulations of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock price. Assumes all options are exercised at the end of their respective terms. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock and overall market conditions, as well as the optionee's continued service to the Company through the vesting period.

(3) This option had a term of 10 years and would have vested and become exercisable at the rate of 20% upon each of the first two anniversaries of the grant date and at the rate of 5% per completed quarter thereafter until fully vested on July 27, 2005, subject the holder's continued service to the Company.

(4) This option had a term of 10 years and would have vested and become exercisable at the rate of 50% on July 27, 2001 and 50% on July 27, 2002, subject the holder's continued service to the Company.

(5) This option had a term of 10 years and 3 months and would have vested and become exercisable at the rate of 8.163% upon each of the first seven anniversaries of the grant date and at the rate of 14.286% upon each succeeding anniversary of the grant date until fully vested on July 27, 2010, subject to the holder's continued service to the Company.

(6) This option had a term of 10 years and 3 months and would have vested and become exercisable at the rate of 10% upon each anniversary of the grant date until fully vested on February 21, 2010, subject to the holder's continued service to the Company.

 Aggregated Option Exercises in 2000 and Fiscal Year-End Option Values

  The following table sets forth information concerning the exercise of stock options during 2000 by the named executive officers, and their options outstanding at fiscal year-end.

     Aggregated Option Exercises in 2000 and Fiscal Year-End Option Values

                                                Number of Securities
                                               Underlying Unexercised       Value of Unexercised
                                               Options at Fiscal Year-      In-the-Money Options
                           Shares     Value            End(#)             at Fiscal Year-End($)(2)
                         Acquired on Realized --------------------------  -------------------------
          Name           Exercise(#)  ($)(1)  Exercisable  Unexercisable  Exercisable Unexercisable
          ----           ----------- -------- -----------  -------------  ----------- -------------
Jeffrey P. Bezos........     --        --           --             --         --           --
Mark J. Britto..........     --        --           --         920,000(3)     --           -0-
Warren C. Jenson........     --        --       100,000(3)   2,183,334(3)     -0-          -0-
Diego Piacentini........     --        --           --         830,000(3)     --           -0-
Jeffrey A. Wilke........     --        --        60,000(3)   1,170,000(3)     -0-          -0-

--------
(1) "Value Realized" represents the fair value of the underlying securities on the exercise date minus the exercise price of such options.

(2) Amounts equal the closing price of $15.563 per share of the Common Stock on December 29, 2000 (the last trading day prior to the Company's fiscal year end on December 31, 2000), less the option exercise price, multiplied by the number of shares exercisable or unexercisable.

(3) Subsequent to December 31, 2000, Messrs. Britto, Jenson, Piacentini and Wilke accepted the Company's offer to exchange their outstanding stock options for options to purchase a lesser number of shares at a lower exercise price, resulting in the cancellation of these options and the grant, on February 14, 2001, of an option to purchase an aggregate of 239,998 shares to Mr. Britto, an option to purchase an aggregate of 346,667 shares to Mr. Jenson, an option to purchase an aggregate of 240,000 shares to Mr. Piacentini and an option to purchase an aggregate of 240,000 shares to Mr. Wilke. These new options have an exercise price of $13.375 per share and a term ending September 30, 2003, and they vest and become exercisable at the rate of 25% on August 14, 2001 and 4.167% on the 14th day of each month thereafter until fully vested on February 14, 2003.

Compensation Committee Report on Executive Compensation

  The Company offers compensation packages designed to attract and retain outstanding employees and to encourage and reward the achievement of corporate goals. Through broad-based employee ownership of the Company's common stock, the Company seeks to align employee financial interests with long-term stockholder value.

  Executive officers receive total compensation packages in line with their responsibilities and expertise. The Company believes that the majority of an executive's compensation should be closely tied to overall Company performance. Accordingly, base salaries for executive officers in most cases are relatively low, but are accompanied by significant stock option grants and, in certain cases, cash bonuses.

  Base Salaries. Salaries for the Company's executive officers are based on the executive's contribution to Company performance, level of responsibility, experience and breadth of knowledge. Base salaries for executive officers generally are designed to be significantly less than those paid by competitors in the electronic commerce and Internet industries. These lower base salaries are combined with large stock option grants, so that the major portion of the executive's pay is tied to Company performance, and with cash bonuses. In 2000, most executive officers received an annualized salary increase from 1999 of 2.1%.

  Stock-Based Compensation. The Company seeks to align the long-term interests of its executive officers with those of its stockholders. As a result, each executive officer receives a significant stock option grant when he or she joins the Company or is promoted to executive officer. Grant sizes are determined based on various subjective factors, primarily related to the individual's anticipated contributions to the Company's success. The Company also has granted additional stock options to executive officers annually, based on various subjective factors primarily related to the Committee's assessment of each officer's anticipated contributions to the Company's success. For 2000, these annual grants were awarded in July.

  In July 2000, the Company also awarded a special, non-routine stock option grant with a two-year vesting schedule (the "special options") to each employee, including executive officers, hired on or before July 24, 2000 who held options with an exercise price (adjusted for stock splits) greater than $29.75. The special options were granted to most employees, including the executive officers, at an exercise price of $30.875 per share. Each of these special options granted to executives was cancelled in connection with the option exchange program described below.

  In the first quarter of 2001, the Company offered an exchange of employee stock options to certain holders of outstanding options, including executive officers, that had an exercise price of more than $23.00 per share. All eligible executive officers accepted the offer to exchange options. Under the offer to exchange options, employees could exchange eligible options on an all-or-nothing basis for a new option based on a formula and also had to surrender for cancellation all special options. The new options have an exercise price of $13.375 and vest over a two year period commencing on February 14, 2001, with an initial 25% vesting on August 14, 2001, followed by monthly vesting of 4.167% thereafter. The new options terminate on September 30, 2003. The offer to exchange options was not offered to two executive officers who had been employees of the Company for at least two years.

  The Committee approved the exchange offer because it is philosophically committed to the concept of employees as owners, including for its executive officers. In light of the recent stock market volatility, especially for Internet stocks, the Committee felt it appropriate to offer the option exchange program. The Company intends to provide long-term incentives through its regular annual option grant program in September 2001 and, together with this annual grant program, the option exchange program helps advance the Committee's ownership philosophy.

  Bonus Compensation. In 2000, the Company hired one new executive officer, Mr. Piacentini. The Company agreed to pay him a bonus to encourage him to join the Company. Similarly, in 2000, the Company agreed to pay one executive officer, Mr. Britto, a bonus payable monthly over a 30-month period to compensate him for assuming additional responsibilities in connection with his promotion to Senior Vice President. In 2000, the Company also agreed to pay four executive officers, Mr. Britto, Mr. Jenson, Mr. Piacentini and Mr. Wilke, special cash bonuses to help align their compensation for 2000 and 2001 more closely with their peer group in similar industries. The Company intends to make additional cash bonuses to executive officers from time-to-time based on performance and potential.

  Chief Executive Officer Compensation. Mr. Bezos received $81,840 in cash compensation from the Company during 2000. Mr. Bezos' compensation was considerably less than may have been paid to an individual with similar responsibilities in a similar industry. Due to Mr. Bezos' substantial ownership in the Company (approximately 32.4%), Mr. Bezos requested not to receive additional compensation in 2000.

  Ongoing Review. The Compensation Committee will evaluate the Company's compensation policies on an ongoing basis to determine whether they enable the Company to attract, retain and motivate key personnel. To meet these objectives, the Company may from time to time increase salaries, award additional stock options or provide other short- and long-term incentive compensation to executive officers, including Mr. Bezos.

  Section 162(m). Compensation payments in excess of $1 million to the Chief Executive Officer or the other four most highly compensated executive officers are subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. The Compensation Committee does not expect cash compensation in 2001 to its Chief Executive Officer to be in excess of $1 million. The Compensation Committee expects cash compensation in 2001 to Mr. Britto, Mr. Jenson and Mr. Piacentini to be in excess of $1 million. The Company intends to maintain qualification of its Amended and Restated 1994 Stock Option Plan and 1997 Stock Incentive Plan for the performance-based exception to the $1 million limitation on deductibility of compensation payments.

                                          The Compensation Committee

                                          L. John Doerr
                                          Patricia Q. Stonesifer

                         STOCK PRICE PERFORMANCE GRAPH

  The graph set forth below compares cumulative total return on the Common Stock with the cumulative total return of the Nasdaq Total U.S. Index and the Morgan Stanley High-Technology Index, resulting from an initial assumed investment of $100 in each and assuming the reinvestment of any dividends, based on closing prices, for the period beginning on the date of the Company's initial public offering of the Common Stock on May 15, 1997 and ending on December 31, 2000.

                              [PERFORMANCE GRAPH]

                                5/15/97 12/31/97 12/31/98 12/31/99 12/31/00
     ----------------------------------------------------------------------
       Amazon.com                $100     $256    $2,734   $3,887    $795
     ----------------------------------------------------------------------
       Morgan Stanley High-
        Technology Index          100      107       208      438     318
     ----------------------------------------------------------------------
       Nasdaq Total U.S. Index    100      117       165      306     184


  Note: Stock price performance shown in the Stock Price Performance Graph for the Common Stock is historical and not necessarily indicative of future price performance.

     EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-OF-CONTROL
                                  ARRANGEMENTS

Option Plans

  1997 Stock Incentive Plan and 1999 Nonofficer Employee Stock Option Plan. In the event of (i) the merger or consolidation of the Company in which it is not the surviving corporation pursuant to which shares of Common Stock are converted into cash, securities or other property (other than a merger in which holders of Common Stock immediately before the merger have the same proportionate ownership of the capital stock of the surviving corporation immediately after the merger), (ii) the sale, lease, exchange or other transfer of all or substantially all of the Company's assets (other than a transfer to a majority-owned subsidiary), or (iii) the approval by the holders of Common Stock of any plan or proposal for the Company's liquidation or dissolution (each a "Corporate Transaction"), the Compensation Committee will determine whether provisions will be made in connection with the Corporate Transaction for the assumption of the options under the Company's 1997 Stock Incentive Plan and the 1999 Nonofficer Employee Stock Option Plan or substitution of appropriate new options covering the stock of the successor corporation or an affiliate of the successor corporation. If the Compensation Committee determines that no such assumption or substitution will be made, each outstanding option under the 1997 Stock Incentive Plan and the 1999 Nonofficer Employee Stock Option Plan will automatically accelerate so that it will become 100% vested and exercisable immediately before the Corporate Transaction, except that acceleration will not occur if, in the opinion of the Company's accountants, it would render unavailable "pooling of interests" accounting for a Corporate Transaction that otherwise would qualify for that accounting treatment.

Employment Arrangements

  Mark J. Britto. In conjunction with Mr. Britto's promotion in July 2000 to Senior Vice President, Mr. Britto's promotion letter provides for an initial annual salary of $150,000. Mr. Britto's employment is for no specified length of time. Mr. Britto was also granted a cash promotion bonus in the amount of $2,500,000, payable in equal monthly installments over the 30-month period beginning with his paycheck for July 2000. In the event Mr. Britto's employment is terminated for any reason prior to payment of the entire bonus, he will forfeit all subsequent installments of this bonus. Mr. Britto was also granted a special bonus in the amount of $500,000 in January 2000, which was paid in full in January 2001. Payment of this bonus was subject to Mr. Britto maintaining continuous full-time employment with the Company from January 3, 2000, through December 31, 2000. Mr. Britto received shares of Common Stock subject to a restricted stock purchase agreement as part of the Company's acquisition of Accept.com Financial Services Corporation in 1999. These shares are subject to repurchase by the Company at the original price paid for such shares, which lapses in accordance with a vesting schedule over a four-year period ending October 13, 2002. In the event of a consolidation or merger of the Company with another company which results in the stockholders of the Company immediately prior to such transaction holding 50% or less of the voting equity securities of the surviving company immediately following such transaction, vesting of the remaining unvested shares subject to the restricted stock purchase agreement will accelerate by 25%. If Mr. Britto's employment with the Company terminates, vesting ceases and the Company has the option to repurchase the remaining unvested shares.

  Warren C. Jenson. Mr. Jenson's employment offer letter provides for an initial annual salary of $175,000. Mr. Jenson's employment is for no specified length of time. In addition to Mr. Jenson's base salary, and subject to certain conditions noted below, he is entitled to receive a $7,400,000 signing bonus payable in five annual installments. The first installment of $2,150,000 was paid in 1999 with Mr. Jenson's first regular paycheck; the second installment of $1,250,000 was paid with his first paycheck following September 7, 2000; the third installment of $1,250,000 is payable with his paycheck following September 7, 2001; the fourth installment of $1,250,000 is payable with his paycheck following September 7, 2002; and the fifth installment of $1,500,000 is payable with his paycheck following September 7, 2003. In the event Mr. Jenson's employment is terminated for any reason during the first five years, he must reimburse the Company for that year's installment of the signing bonus on a pro-rated monthly basis, and will forfeit all subsequent installments. As additional consideration for entering into a confidentiality, noncompetition and invention assignment agreement with the Company, the Company paid Mr. Jenson $100,000 at the time of his first regular paycheck, in accordance with his employment offer letter. The Company also granted Mr. Jenson an option to purchase 2,000,000 shares of the Company's Common Stock pursuant to his employment offer letter. This option, which was granted on September 7, 1999, at an exercise price of $63.25 per share (which was the fair market value of the Common Stock on the grant date), vested in equal annual installments over a twenty-year period from the grant date and had a term expiring December 7, 2019. Pursuant to an option exchange offer made by the Company on January 31, 2001, Mr. Jenson exchanged this option and all other options previously granted to him for a new option to purchase 346,667 shares of Common Stock at an exercise price of $13.375 per share with a term ending September 30, 2003. This new option vests and becomes exercisable at the rate of 25% on August 14, 2001, and 4.167% on the 14th day of each month thereafter until fully vested on February 14, 2003. In May 2000, Mr. Jenson was granted a special cash bonus in the amount of $1,000,000, payable in equal monthly installments over a one-year period beginning with his paycheck for May 2000. In the event Mr. Jenson's employment is terminated for any reason prior to payment of the entire amount of this bonus, he will forfeit all subsequent installments of this bonus.

  Diego Piacentini. Mr. Piacentini's employment offer letter provides for an initial annual salary of $175,000. Mr. Piacentini's employment is for no specified length of time. In addition to Mr. Piacentini's base salary, and subject to certain conditions noted below, he is entitled to receive a $1,900,000 signing bonus payable in two installments. The first installment of $1,000,000 was paid in February 2000 and the second installment of $900,000 was paid with his first paycheck following February 21, 2001. In the event Mr. Piacentini's employment is terminated voluntarily or for cause prior to the second anniversary of his employment, he must reimburse the Company for the second installment of the signing bonus on a pro-rated monthly basis. As additional consideration for entering into a confidentiality, noncompetition and invention assignment agreement with the Company, the Company paid Mr. Piacentini $400,000 in February 2000, in accordance with his employment offer letter. The Company also granted Mr. Piacentini an option to purchase 600,000 shares of the Company's Common Stock pursuant to his employment offer letter. This option, which was granted as of February 21, 2000, at an exercise price of $66.4375 per share (which was the fair market value of the Common Stock on the grant date), vested in equal annual installments over a ten-year period from the grant date and had a term expiring May 21, 2010. Pursuant to an option exchange offer made by the Company on January 31, 2001, Mr. Piacentini exchanged this option and all other options previously granted to him for a new option to purchase 240,000 shares at an exercise price of $13.375 per share with a term ending September 30, 2003. This new option vests and becomes exercisable at the rate of 25% on August 14, 2001, and 4.167% on the 14th day of each month thereafter until fully vested on February 14, 2003. Mr. Piacentini's employment offer letter also entitles him to certain benefits related to his relocation from Italy, including a cost of living and housing allowance. In May 2000, Mr. Piacentini was granted a special cash bonus in the amount of $1,000,000, payable in equal monthly installments over a one-year period beginning with his paycheck for May 2000. In the event Mr. Piacentini's employment is terminated for any reason prior to payment of the entire amount of this bonus, he will forfeit all subsequent installments of this bonus.

  Jeffrey A. Wilke. Mr. Wilke's employment offer letter provides for an initial annual salary of $120,000. Mr. Wilke's employment is for no specified length of time. In addition to Mr. Wilke's base salary, and subject to certain conditions noted below, he is entitled to receive a $2,000,000 signing bonus payable in four annual installments. The first installment of $800,000 was paid in 1999 with Mr. Wilke's first regular paycheck; the second installment of $400,000 was paid with his first paycheck following September 7, 2000; the third installment of $200,000 is payable with his paycheck following September 7, 2001; and the fourth installment of $600,000 is payable with his paycheck following September 7, 2002. In the event Mr. Wilke's employment is terminated voluntarily or for cause during the first four years, he must reimburse the Company for that year's installment of the signing bonus on a pro-rated monthly basis, and will forfeit all subsequent installments. The Company also granted Mr. Wilke options to purchase a total of 1,000,000 shares of the Company's Common Stock pursuant to his employment offer letter. These options, which were granted on September 7, 1999, at an exercise price of $63.25 per share (which was the fair market value of the Common Stock on the grant date), had terms expiring December 7, 2014. Options to purchase 600,000 shares of Common Stock vested in equal yearly installments over the ten-year period beginning September 7, 1999. Options to purchase 400,000 shares of Common Stock vested in equal yearly installments over the five-year period beginning September 7, 2009. Pursuant to an option exchange offer made by the Company on January 31, 2001, Mr. Wilke exchanged these options and all other options previously granted to him for a new option to purchase 240,000 shares at an exercise price of $13.375 per share with a term ending September 30, 2003. This new option vests and becomes exercisable at the rate of 25% on August 14, 2001, and 4.167% on the 14th day of each month thereafter until fully vested on February 14, 2003. In May 2000, Mr. Wilke was granted a special cash bonus in the amount of $1,000,000, payable in equal monthly installments over a one-year period beginning with his paycheck for May 2000. In the event Mr. Wilke's employment is terminated for any reason prior to payment of the entire amount of this bonus, he will forfeit all subsequent installments of this bonus.

                                    AUDITORS

  The Company has selected Ernst & Young LLP ("E&Y") to continue as its independent public accountants for the fiscal year ending December 31, 2001. Representatives of E&Y are expected to attend the Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from stockholders.

 Audit Fees

  The aggregate fees billed by E&Y for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $1,500,000.

 Financial Information Systems Design and Implementation Fees

  The Company did not incur any fees billed by E&Y for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

 All Other Fees

  The aggregate fees billed by E&Y for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000, were $3,000,000, consisting of audit related fees in the amount of $1,500,000 and non-audit fees in the amount of $1,500,000. Audit related services included accounting consultation, services related to registration of the Company's securities and other business services. The non-audit services consisted primarily of tax services. In the course of its meetings, the Audit Committee has considered whether E&Y's provision of these other services is compatible with maintaining E&Y's independence.

Audit Committee Report

  The Audit Committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

  In this context, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2000 (the "Audited Financial Statements"). The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.

  Following the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

  The Audit Committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Committee serves a board-level oversight role where it receives information from, consults with, and provides its views and directions to, management and the independent auditors on the basis of the information it receives and the experience of its members in business, financial and accounting matters.

                                          The Audit Committee

                                          Tom A. Alberg
                                          Scott D. Cook
                                          Patricia Q. Stonesifer

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2000, its officers, Directors and greater-than-10% stockholders complied with all Section 16(a) filing requirements.

                            EXPENSES OF SOLICITATION

  The accompanying proxy is solicited by and on behalf of the Board of Directors, and the cost of such solicitation will be borne by the Company. Georgeson Shareholder Communications, Inc. will distribute proxy materials to beneficial owners, and may solicit proxies by personal interview, mail, telephone and electronic communications, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held on the record date by such persons. The Company will pay Georgeson Shareholder Communications $5,000 for its proxy solicitation services and will reimburse Georgeson Shareholder Communications for payments made to brokers and other nominees for their expenses in forwarding solicitation materials. Solicitation also may be made by personal interview, telephone, and electronic communications by Directors, officers and other employees of the Company without additional compensation.

                                 OTHER MATTERS

  As of the date hereof, there are no other matters that the Company intends to present, or has reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the enclosed proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

                           PROPOSALS OF STOCKHOLDERS

  Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy card for the 2002 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Secretary of the Company on or before December 10, 2001. The submission of a stockholder proposal does not guarantee that it will be included in the Company's Proxy Statement.

  In addition, the Company's Bylaws include advance notice provisions that require stockholders desiring to bring nominations or other business before an annual stockholders meeting to do so in accordance with the terms of the advance notice provisions regardless of whether the stockholder seeks to include such matters in the Company's Proxy Statement pursuant to Rule 14a-8. These advance notice provisions require that, among other things, stockholders give timely written notice to the Secretary of the Company regarding such nominations or other business and otherwise satisfy the requirements set forth in the Bylaws. To be timely, a notice must be delivered to the Secretary at the principal executive offices of the Company not more than 90, but not less than 60, days prior to the date of the annual meeting as determined under the Company's Bylaws.

  Accordingly, a stockholder who intends to present nominations or a proposal at the 2002 Annual Meeting of Stockholders without inclusion of the proposal in the Company's proxy materials must provide written notice of the nominations or other business they wish to propose to the Secretary no earlier than February 8, 2002 and no later than March 10, 2002. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                           ANNUAL REPORT ON FORM 10-K

  A copy of the Company's combined Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2000, accompanies this Proxy Statement. An additional copy will be furnished without charge to beneficial stockholders or stockholders of record upon request to Investor Relations, Amazon.com, Inc., P.O. Box 81226, Seattle, Washington 98108-1226 or by calling 1-800-426-6825. It is also available in digital form for download or review by visiting www.amazon.com/ir.

                                                                      APPENDIX A

                                AMAZON.COM, INC

                            Audit Committee Charter
              (As adopted by the Board of Directors May 10, 2000)

Organization

  This charter governs the operations of the Audit Committee of the Board of Directors of Amazon.com. The Committee shall review and reassess the charter at least annually and recommend any appropriate changes to the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom meet NASD requirements with respect to independence and financial literacy.

Statement of Policy

  The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, the committee shall maintain free and open communication between the committee, the independent auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

  The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

  The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

  . The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors.

  . The committee shall discuss with the independent auditors the overall scope and plans for their audit. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their audit procedures.

  . The committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

  . The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

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                                     PROXY

                               AMAZON.COM, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of Amazon.com,Inc., a Delaware corporation (the "Company"), hereby appoints Jeffrey P. Bezos, Warren C. Jenson and L. Michelle Wilson, or any one of them, with full power of substitution in each, as proxies to cast all votes that the undersigned is entitled to cast at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at 9:00 a.m., Pacific Daylight Time, on May 23, 2001 in the Metropolitan Ballroom of the Sheraton Seattle Hotel & Towers, 1400 - 6th Avenue, Seattle, Washington 98101, or any adjournment or postponement thereof, with authority to vote upon the matters set forth on the reverse side of this Proxy Card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE
VOTED:

     . "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THE ACCOMPANYING PROXY STATEMENT,

     . AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS.

The undersigned hereby acknowledges receipt of the Company's Proxy Statement in connection with the Annual Meeting and hereby revokes any proxy or proxies previously given.

      (Continued, and to be marked, dated and signed, on the other side)

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .


         You can now access your Amazon.com stockholder account online via Investor ServiceDirect (ISD)

 Mellon Investor Services LLC, as agent for Amazon.com, Inc., now offers you current information on your stockholder account online.

                Visit the web at http://www.mellon-investor.com
               then follow the instructions shown on this page.


Step 1: First time - Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions on the web page screen. You will need your Social Security Number (SSN) to do this. Investor ServiceDirect is currently only available for domestic individuals and joint accounts.

 .  Enter SSN
 .  Enter PIN
 .  Then click on the Establish PIN button

Make a note of your PIN in a secure place for later reference.


Step 2: Log in for Account Access

To access your account enter your:

 .  SSN
 .  PIN
 .  Then click on the Submit button

If you have more than one account, select the appropriate account and continue.


Step 3: Account Status Screen

You are ready to access your account information. Click on the appropriate button to view or initiate transactions.

 .  Certificate History
 .  Book-Entry Information
 .  Issue Certificate
 .  Payment History
 .  Address Change
 .  Duplicate 1099


             For Technical Assistance Call 1-877-978-7778 between
                      9am-7pm Monday-Friday Eastern Time.

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

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THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION        Please mark  [X]
    IS INDICATED, WILL BE VOTED "FOR" THE PROPOSAL               your vote
                                                              as indicated in
                                                               this example.


               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The Board of Directors recommends a vote "FOR" Proposal 1
Proposal 1 - Election of five directors, each to hold office until his or her successor shall have been elected and qualified

                                    FOR                         WITHHOLD
                            the nominees listed                 AUTHORITY
                        (except as indicated below)     to vote for all nominees

Nominees:   01  Jeffrey P. Bezos       04  L. John Doerr
            02  Tom A. Alberg          05  Patricia Q. Stonesifer
            03  Scott D. Cook

INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name in the space below.


----------------------------------------------

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

[_] CONSENT TO ELECTRONIC DELIVERY AND VOTING By checking the box to the left I consent to future access to the Company's Annual Reports, Proxy Statements, Prospectuses and other communications electronically via the Internet, and to electronic proxy voting via the Internet or by telephone. I understand that the Company may no longer distribute printed materials to me for any future stockholders meeting until my consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ. I also understand that costs normally associated with electronic access such as usage and telephone charges will be my responsibility.


  ______
        |
        |
        |
        |


Signature(s):                                           Date:
             ------------------------------------------      -------------------
Please sign above exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, and administrators should sign in their official capacity, giving their full title as such. Partnerships should sign in the partnership name by the authorized person(s).

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

       Please Vote by Mailing this Proxy Card in Advance of the Meeting

                                      OR

                         Vote by Internet or Telephone

                         24 Hours a Day, 7 Days a Week

                              Before May 23, 2001

              Amazon.com encourages you to vote via the Internet.
          It is the most cost effective method of casting your vote
                         and saves your Company money.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if your marked, signed and returned your proxy card.

                                   Internet

                                    Go to:

                        http://www.proxyvoting.com/amzn

            You will need your control number from this proxy card
                  (see below) to submit your electronic vote


                                   Telephone
                                1-800-840-1208

      You can use any touch-tone telephone. You will need to enter your control number (see below) then follow directions to submit your vote


                                     Mail

              Mark, sign and date your proxy card and return it
                    in the enclosed postage-paid envelope.

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